UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Four Oaks Fincorp, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Four Oaks Fincorp, Inc.

[●], 2016

Dear Shareholder:

Accompanying this letter is the Notice of Special Meeting, Proxy Statement, and proxy card for Four Oaks Fincorp, Inc.’s Special Meeting of Shareholders to be held on November 8, 2016. Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods: (1) by telephone, by calling the toll-free telephone number printed on your proxy card; (2) over the Internet, by accessing the website address printed on your proxy card; or (3) by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. If you do attend the Special Meeting, you can revoke your proxy and vote in person.

The Special Meeting will begin at 10:00 a.m. on Tuesday, November 8, 2016, in the training center of the company’s principal offices, located at 5987 U.S. 301 South, Four Oaks, North Carolina. At the Special Meeting, our shareholders will vote to approve an amendment to our Articles of Incorporation to effect a one-for-five reverse stock split of our authorized, issued and outstanding common stock and transact any other business properly brought before the meeting. Although a reverse stock split proposal was previously approved at our 2016 Annual Meeting of Shareholders, we are submitting a new proposal to our shareholders for approval in order to modify how the company will address fractional shares resulting from the reverse stock split and to extend the period of time during which the board of directors may exercise its discretionary authority to effect the reverse stock split.

As always, we hope to see you at the Special Meeting, and please remember to vote your shares as directed on your proxy card provided as soon as possible.

Sincerely yours,

[●]

David H. Rupp
Chief Executive Officer and President

FOUR OAKS FINCORP, INC.

6114 US 301 South
Four Oaks, North Carolina 27524
_____________________________________________________________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Tuesday, November 8, 2016
_____________________________________________________________________

You are cordially invited to attend the Special Meeting of Shareholders of Four Oaks Fincorp, Inc., which will be held on Tuesday, November 8, 2016 at 10:00 a.m., local time, in the training center of the company’s principal offices, located at 5987 U.S. 301 South, Four Oaks, North Carolina, for the following purposes:

(1)    To approve an amendment to our Articles of Incorporation to effect a one-for-five reverse stock split of our authorized, issued and outstanding common stock; and

(2)    To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on September 16, 2016 are entitled to notice of and to vote at the Special Meeting and any and all adjournments thereof.

Your vote is very important. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, please complete and return the proxy card as soon as possible in the envelope provided for that purpose, OR vote via the Internet or telephone as provided on the proxy card. If you return your card or vote over the Internet or via telephone and decide to attend the Special Meeting in person or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

By Order of the Board of Directors

[●]

Ayden R. Lee, Jr.
Chairman

[●], 2016

FOUR OAKS FINCORP, INC.

6114 US 301 South
Four Oaks, North Carolina 27524

PROXY STATEMENT

This Proxy Statement, accompanying proxy card, and Notice of Special Meeting of Shareholders, are being mailed to shareholders on or about October [●], 2016 by Four Oaks Fincorp, Inc. in connection with the solicitation of proxies by our board of directors for use at the Special Meeting of Shareholders to be held in the training center of the company’s principal offices, located at 5987 U.S. 301 South, Four Oaks, North Carolina on Tuesday, November 8, 2016, at 10:00 a.m., local time (the “Special Meeting”), and at all adjournments thereof. All expenses incurred in connection with this solicitation will be paid by us. In addition to solicitation by mail, certain of our officers, directors, and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication, or other means.

Important Notice Regarding the Availability of Proxy Materials
For the Special Meeting of Shareholders to Be Held on November 8, 2016:

The Proxy Statement is also available on the Internet at
www.edocumentview.com/FOFN.

SPECIAL MEETING

Purposes of the Special Meeting

The principal purposes of the Special Meeting are to (i) vote to approve an amendment to our Articles of Incorporation to effect a one-for-five reverse stock split of our authorized, issued and outstanding common stock (the “Reverse Stock Split”) and (ii) transact such other business as may properly come before the Special Meeting or any adjournments thereof. Our board of directors knows of no matters other than those stated above to be brought before the Special Meeting or any adjournments thereof. Nonetheless, the proxy holders named on the enclosed proxy card may vote in accordance with their discretion on any other matter properly presented for action of which the board of directors is not now aware.

How You Can Vote

You may vote shares by proxy or in person using one of the following methods:

•
Voting by Telephone. You may vote by telephone using the directions on your proxy card by calling the toll-free telephone number printed on the card. The deadline for voting by telephone is Tuesday, November 8, 2016, at 3:00 a.m. Eastern Time. If you vote by telephone, you need not return your proxy card.

•
Voting by Internet. You may vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is Tuesday, November 8, 2016, at 3:00a.m. Eastern Time. If you vote over the Internet, you need not return your proxy card.

•
Voting by Proxy Card. You may vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Friday, November 4, 2016.

Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by:

•	filing a written notice of revocation with our corporate secretary;

•	duly executing a subsequent proxy and filing it with our corporate secretary before the revoked proxy is exercised;

•	timely submitting new voting instructions by telephone or over the Internet as described above; or

•	attending the Special Meeting and voting in person.

If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted “FOR” the Reverse Stock Split proposal.

Record Date

Our board of directors has fixed the close of business on September 16, 2016 as the record date (the “Record Date”) for determination of shareholders entitled to receive notice of and to vote at the Special Meeting and all adjournments thereof. As of the close of business on the Record Date, we had [●] shares of common stock outstanding.

Voting Rights

On all matters to come before the Special Meeting, each holder of common stock will be entitled to one (1) vote for each share held.

How You Can Vote Shares Held by a Broker or Other Nominee

If your shares are held by a broker, bank, custodian or other nominee, you may have received a voting instruction form with this Proxy Statement instead of a proxy card. The voting instruction form is provided on behalf of the broker or other nominee to permit you to give directions to the broker or nominee on how to vote your shares. Please refer to the voting instruction form or contact the broker or nominee to determine the voting methods available to you.

Vote Required

The holders of a majority of the shares of common stock entitled to vote at the Special Meeting, present in person or represented by proxy, constitute a quorum for purposes of voting on a particular matter and conducting business at the Special Meeting. Votes “FOR” and “AGAINST” and abstentions will be considered to be present for purposes of determining whether a quorum exists. If a quorum is present at the beginning of the Special Meeting, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Brokers and other nominees who hold shares in “street name” for customers only have the authority to vote on routine proposals when they have not received instructions from beneficial owners. However, brokers and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters—this is known as a “broker non-vote.” The Reverse Stock Split proposal is a non-routine matters. As a result, absent specific instructions from the beneficial owner of such shares of common stock, brokers are not empowered to vote those shares of common stock. Therefore, we do not expect any “broker non-votes” at the Special Meeting.

The Reverse Stock Split proposal will be approved if the votes cast “FOR” approval constitute at least a majority of our common stock issued and outstanding and entitled to vote thereon. Abstentions, broker non-votes, if any, and any shareholder’s failure to vote on the proposal will have the same effect as votes “AGAINST” the proposal.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of September 2, 2016 regarding shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than five percent of our common stock; (ii) each director; (iii) each of our named executive officers; and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the business address for each of the persons listed below is 6114 US 301 South, Four Oaks, North Carolina 27524. Except as otherwise indicated or to the extent shared with a spouse, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them. Fractional share amounts are rounded off to the nearest whole number.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Kenneth R. Lehman (2)	16,000,000	47.4%
Ayden R. Lee, Jr. (3)	409,542	1.2%
David H. Rupp (4)	277,500	*
Michael A. Weeks (5)	252,012	*
Dr. R. Max Raynor, Jr. (6)	233,270	*
Jeff D. Pope (7)	169,783	*
Lisa S. Herring (8)	136,306	*
Warren L. Grimes (9)	105,214	*
Paula Canaday Bowman (10)	92,555	*
Robert G. Rabon (11)	28,000	*
Nancy S. Wise (12)	7,672	*
All Current Directors and Executive Officers as a Group (13 persons) (13)	17,987,411	53.3%

*Less than 1%

(1)
Based upon 33,780,011 shares of common stock outstanding on September 2, 2016. The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who resides in the home of such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days of September 2, 2016 under outstanding stock options. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Based on information set forth in a Schedule 13D/A filed with the SEC on August 15, 2014. The address for Mr. Lehman is 1408 North Abingdon Street, Arlington, Virginia. All of Mr. Lehman's shares have been pledged to collateralize a line of credit, and, subject to our Articles of Incorporation, our Tax Asset Protection Plan, and applicable state and federal banking laws and regulations, operation of the pledge may at a subsequent date result in a change in control of our company.

(3)
Includes (i) 170,000 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of September 2, 2016, (ii) 10,000 shares subject to stock options which are exercisable within 60 days of September 2, 2016, and (iii) 59,724 shares owned by Mr. Lee’s spouse who has sole voting and investment power with respect to such shares.

(4)	Includes 210,000 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of September 2, 2016.

(5)
Includes (i) 21,250 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of September 2, 2016, (ii) 1,500 shares subject to stock options which are exercisable within 60 days of September 2, 2016, (iii) 22,777 shares owned by Mr. Weeks’ spouse who has sole voting and investment power with respect to such shares, and (iv) 65,271 shares held in Mr. Weeks’ name as custodian for his children and grandchildren.

(6)
Includes (i) 21,250 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of September 2, 2016 and (ii) 1,500 shares subject to stock options which are exercisable within 60 days of September 2, 2016.

(7)
Includes (i) 105,000 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of September 2, 2016 and (ii) 7,500 shares subject to stock options which are exercisable within 60 days of September 2, 2016.

(8)
Includes (i) 105,000 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of September 2, 2016, (ii) 7,500 shares subject to stock options which are exercisable within 60 days of September 2, 2016, (ii) 3 shares owned jointly with Ms. Herring’s former spouse, and (iii) 2,306 shares held in Ms. Herring’s name as custodian for her children and nephews.

(9)
Includes (i) 21,250 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of September 2, 2016, (ii) 1,500 shares subject to stock options which are exercisable within 60 days of September 2, 2016, (iii) 42,709 shares owned jointly with Mr. Grimes’ spouse, and (iv) 8,649 shares owned by Mr. Grimes’ spouse who has sole voting and investment power with respect to such shares.

(10)
Includes (i) 21,250 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of September 2, 2016 and (ii) 1,500 shares subject to stock options which are exercisable within 60 days of September 2, 2016.

(11)
Includes (i) 21,250 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of September 2, 2016 and (ii) 1,000 shares subject to stock options which are exercisable within 60 days of September 2, 2016.

(12)
Includes (i) 7,500 shares subject to stock options which are exercisable within 60 days of September 2, 2016, (ii) 1 share owned jointly with Ms. Wise’s spouse, (iii) 55 shares owned by Ms. Wise’s spouse who has sole voting and investment power with respect to such shares, and (iv) 117 shares held in Ms. Wise’s name as custodian for her children.

(13)
For all current directors and executive officers as a group, includes a total of (i) 952,250 shares held pursuant to restricted stock awards as to which restrictions had not lapsed as of September 2, 2016 and (ii) 33,875 shares subject to stock options which are exercisable within 60 days of September 2, 2016.

Proposal No. 1

APPROVAL OF THE REVERSE STOCK SPLIT

Our board of directors has adopted resolutions: (i) declaring that the Reverse Stock Split, as described below, is advisable and in the best interests of the company and our shareholders and (ii) directing that a proposal to approve the Reverse Stock Split be submitted to our shareholders for their approval.

If the Reverse Stock Split proposal is approved by our shareholders, the board will be granted discretionary authority to amend our Articles of Incorporation to effect the Reverse Stock Split at an exchange ratio of one-for-five. The board has agreed that it will exercise its discretionary authority to effect the Reverse Stock Split on or before July 1, 2017, or it will re-submit the proposal to our shareholders.

We previously solicited and received shareholder approval at the 2016 Annual Meeting of Shareholders for an amendment to our Articles of Incorporation to effect a one-for-five reverse stock split of our authorized, issued and outstanding common stock (the “Previous Proposal”). The board has determined that it is in the best interest of the company and our shareholders to abandon the Previous Proposal and submit the present proposal for the Reverse Stock Split to our shareholders. This proposal for the Reverse Stock Split is the same as the Previous Proposal, except for the following changes: (i) whereas the Previous Proposal provided for the issuance of fractional shares, under the Reverse Stock Split proposal described in this proxy statement, holders of our common stock who otherwise would be entitled to receive fractional shares of our common stock because they hold a number of shares of our common stock prior to the Reverse Stock Split that is not evenly divisible by five will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole post-split share and (ii) the board will re-submit the current proposal for shareholder approval if it has not exercised its discretionary authority to effect the Reverse Stock Split on or before July 1, 2017, as opposed to December 31, 2016 under the Previous Proposal.

The board’s decision whether or not (and when) to effect the Reverse Stock Split will be based on a number of factors, including the market price and liquidity of the common stock prior to implementing the Reverse Stock Split. The text of the proposed amendment to our Articles of Incorporation to effect the Reverse Stock Split is attached to this proxy statement as Appendix A.

Background and Reasons for the Reverse Stock Split Proposal

The board of directors is submitting the Reverse Stock Split proposal to our shareholders for approval with the intent of increasing the market price of our common stock. If approved by the shareholders and implemented by the board of directors, the Reverse Stock Split should also enhance liquidity. Accordingly, we believe that providing the board of directors with the ability to effect the Reverse Stock Split is in the best interests of the company and our shareholders.

We believe that the Reverse Stock Split, if implemented, will make our common stock more attractive to a broader range of investors, as we believe that the current market price of our common stock may affect its acceptability to certain investors. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that, if approved and implemented by our board of directors, the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if implemented, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

The board of directors also believes the Reverse Stock Split will provide the board increased flexibility to consider future actions to benefit the company and our shareholders. The board of directors believes that the reduction in issued and outstanding shares resulting from the Reverse Stock Split will make the magnitude of dividends approved at the discretion of the board based on our future performance, if any, more meaningful to shareholders on a per share basis. In addition, in the future, the board of directors may consider applying for the listing of our shares on a national securities exchange such as The NASDAQ Stock Market LLC, which, for example, requires, among other items, an initial bid price of at least $4.00 per share and, following initial listing, maintenance of a continue price of at least $1.00 per share. The board of directors has not evaluated these or any other alternatives not otherwise described herein, but believes the Reverse Stock Split provides the benefit of increased flexibility in the event it does so in the future.

Effects of the Reverse Stock Split

The following table sets forth the approximate number of shares of our common stock that would be (i) authorized, (ii) issued and outstanding, (iii) reserved for issuance (including shares subject to outstanding options and warrants), and (iv) authorized for issuance and neither issued nor reserved for issuance, in each case, after the Reverse Stock Split, based on information as of the September 2, 2016 (rounded to the nearest whole share) and not accounting for any additional shares that may be issued in order to round up fractional shares as described below.

	Common Stock
	Before the reverse split	After the reverse split
Authorized	80,000,000	16,000,000
Issued and outstanding	33,780,011	6,756,002
Reserved for issuance	2,085,006	417,001
Authorized but neither issued nor reserved for issuance	44,134,983	8,826,997

Effect of Outstanding Shares of Common Stock. If the Reverse Stock Split proposal is approved by the shareholders and the board of directors determines to effectuate the Reverse Stock Split, then the number of shares of our common stock that would be outstanding immediately after the Reverse Stock Split, based on 33,780,011 shares of common stock issued and outstanding as of the September 2, 2016, would be approximately 6,756,002, which is an approximately 80% reduction in the number of outstanding shares of our common stock.

Effect on Authorized but Unissued Shares of Common Stock. Currently, we are authorized to issue up to a total of 80,000,000 shares of common stock. Concurrently with the Reverse Stock Split, our authorized shares of common stock will decrease by the same ratio as the Reverse Stock Split. If the Reverse Stock Split is approved by the shareholders and the board determines to effectuate the Reverse Stock Split, then we will be authorized to issue 16,000,000 shares of common stock on a post-Reverse Stock Split basis.

Effect on Preferred Stock and Tax Asset Protection Plan. The number of authorized, issued and outstanding shares of our Preferred Stock will not change as a result of the Reverse Stock Split.

Effect on Certain Shareholders. Except for adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will affect all holders of our common stock uniformly and will not materially affect any shareholder’s percentage ownership interest in the company. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power, except for any adjustments for any shareholder owning a fractional share as a result of the Reverse Stock Split, which will be rounded up to the next whole number of shares.

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of our common stock. Odd lots may be more difficult to sell, and brokerage commissions and other costs of transactions in such shares may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Effect on Equity Plans and Awards.

Reserved Shares Under Company Equity Plans. As of the effective time of the Reverse Stock Split, we will adjust and proportionately decrease the number of shares of common stock available for issuance under our Amended and Restated Nonqualified Stock Option Plan, as amended, our Four Oaks Fincorp, Inc. 2015 Restricted Stock Plan, and our Amended and Restated Employee Stock Purchase and Bonus Plan, as amended, in proportion to the Reverse Stock Split ratio of one-for-five.

Outstanding Option Awards. All outstanding options would be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. Specifically, under the terms of the outstanding options, the Reverse Stock Split would cause a reduction in the number of shares of our common stock issuable upon exercise of such options in proportion to the Reverse Stock Split ratio of one-for-five and would cause a proportionate increase in the exercise price of such awards.

Outstanding Restricted Stock Awards. All unvested shares of restricted stock would be adjusted proportionally such that the number of outstanding shares would be reduced by the Reverse Stock split ratio of one-for-five.

Effect on the Tax Asset Protection Plan and Preferred Stock. On August 18, 2014, the company entered into a Tax Asset Protection Plan (the “Rights Agreement”) with Computershare Trust Company, N.A. (“Computershare”) (as successor to Registrar and Transfer Company), as Rights Agent. In connection with the Rights Agreement, the board declared a dividend of one right (a “Right”) for each outstanding share of common held of record at the close of business on August 19, 2014, or issued thereafter and prior to the Separation Time (as defined in the Rights Agreement). Each Right entitles its registered holder to purchase from the company, after the Separation Time, one one-thousandth of a share of the company’s Series A Preferred Stock for $10.00 (the “Exercise Price”), subject to adjustment. As of the Effective Time of the Reverse Stock Split, (i) the Exercise Price for each Right will be increased to $50.00 and (ii) each whole share of common stock will still have exactly one Right associated with it. The Reverse Stock Split will not affect the number of authorized shares of Series A Preferred Stock, none of which are currently issued and outstanding.
Risks Associated with the Reverse Stock Split

While the board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share price that will attract additional investors or that such share price will satisfy the investing guidelines of institutional investors or investment funds. In addition, other factors such as the extent of analyst coverage may impact both institutional awareness of and interest in us. As a result, the trading liquidity of our common stock may not necessarily improve.

If the Reverse Stock Split is implemented and the market price of the common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. However, the market price of the common stock will also be based on our financial performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the reduction in the number of shares available in the public market after the Reverse Stock Split could cause the trading market for our common stock to become less liquid.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our shareholders, would become effective upon the filing (the “Effective Time”) of Articles of Amendment to our Articles of Incorporation with the Secretary of State of the State of North Carolina. The exact timing of the filing of the Articles of Amendment is in our board’s discretion to be determined by our board based on its evaluation as to when such action will be the most advantageous to the company and our shareholders; provided, however, that our board has agreed that it will exercise its discretionary authority to effect the Reverse Stock Split on or before July 1, 2017, or it will re-submit the proposal to shareholders. The board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the Articles of Amendment, our board, in its sole discretion, determines that it is not in our best interest and the best interests of our shareholders to effect the Reverse Stock Split.

After the Effective Time, our common stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Discretionary Authority of the Board of Directors to Abandon Reverse Stock Split

The board of directors reserves the right to abandon the Reverse Stock Split without further action by the shareholders at any time before the effectiveness of the filing with the North Carolina Secretary of State of the Articles of Amendment to the Articles of Incorporation if the board, in its sole discretion, determines that it is not in our best interest and the best interests of our shareholders to effect the Reverse Stock Split, even if the Reverse Stock Split has been authorized by the shareholders at the Special Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Beneficial Owners of Common Stock and Shareholders Who Hold Shares in Street Name

If the Reverse Stock Split is implemented, we intend to treat shares held by shareholders through a broker, bank, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of our common stock with a broker, bank, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, shareholders holding certificated shares will be required to exchange their stock certificates for the appropriate number of shares held electronically in book entry form (“Book Entry Shares”) resulting from the Reverse Stock Split. This means that, instead of receiving a new stock certificate, shareholders holding certificated shares prior to the Effective Time of the Reverse Stock Split will receive a statement of holding indicating the number of Book Entry Shares held by them after giving effect to the Reverse Stock Split. Shareholders of record at the Effective Time of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by Computershare, the company’s transfer agent. Shareholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Time of the Reverse Stock Split, the transfer agent will send a letter of transmittal to each such shareholder advising him, her or it of the procedure for surrendering certificates representing the number of shares of our common stock prior to the Reverse Stock Split (“Old Stock Certificates”) in exchange for Book Entry Shares representing the number of shares of our common stock resulting from the Reverse Stock Split.

As soon as practicable after the surrender to the transfer agent of any Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Stock Certificate had been issued Book Entry Shares registered in the name of such person. Until surrendered as contemplated herein, each Old Stock Certificate shall be deemed at and after the Effective Time of the Reverse Stock Split to represent the number of full shares of the common stock resulting from the Reverse Stock Split, rounded up to the nearest whole share. Until they have surrendered their Old Stock Certificates for exchange, shareholders will not be entitled to receive any dividends or other distributions, if any, that may be declared and payable to holders of record. Any shareholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to Book Entry Shares only after complying with the requirements that the company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

If any Book Entry Shares are to be issued in a name other than that in which the Old Stock Certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to the company any applicable transfer taxes or establish to the company’s satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer. In all other cases, no service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Stock Certificate.

Shareholders of record who hold only uncertificated shares will have their holdings electronically adjusted by our transfer agent to give effect to the Reverse Stock Split.

SHAREHOLDERS SHOULD NOT DESTROY ANY OLD STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY OLD STOCK CERTIFICATES FOR EXCHANGE UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by five will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, the Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

 Accounting Matters

The proposed amendment to our Articles of Incorporation will not affect the par value of our common stock, which will remain $1.00 par value per share. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss would be higher because there will be fewer shares of common stock outstanding.

Appraisal Rights

Under Article 13 of the North Carolina Business Corporation Act, our shareholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide shareholders with any such right.

Certain Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material United States federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary is based on the income tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations promulgated thereunder, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in United States federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could result in the United States federal income tax consequences of the Reverse Stock Split differing from those discussed below.

This summary does not address all of the United States federal income tax consequences that may be relevant to holders of our common stock in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation, banks, insurance companies, thrift institutions, other financial institutions, regulated investment companies, real estate investment trusts, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, S corporations, partnerships or other pass-through entities, tax-exempt organizations, United States expatriates, holders subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, dealers in securities or currencies, holders of our common stock whose functional currency is not the U.S. dollar, holders that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, persons who acquire shares of our common stock in connection with employment or other performance of services, or persons that do not hold our common stock as “capital assets” as defined in the Code (generally, property held for investment). If a partnership (or other entity classified as a partnership for United States federal income tax purposes) is the beneficial owner of our common stock, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the United States federal income tax consequences of the Reverse Stock Split.

This summary does not address tax considerations under state, local, non-U.S., and non-income tax laws. Furthermore, no ruling or tax opinion of legal or tax counsel has been obtained with respect to the consequences of the Reverse Stock Split.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

The Reverse Stock Split should be treated as a recapitalization that qualifies as a corporate “reorganization,” as defined in the Code, for United States federal income tax purposes. Therefore, subject to the limitations and qualifications set forth in this discussion and to the note below regarding the receipt of an additional fraction of a share, no gain or loss will be recognized by a holder of our common stock upon the Reverse Stock Split, the aggregate tax basis in the common stock received by a holder pursuant to the Reverse Stock Split would equal the aggregate tax basis in the common stock surrendered by such holder pursuant to the Reverse Stock Split, and the holding period for the common stock received by a holder pursuant to the Reverse Stock Split should include the holding period for the common stock surrendered by such holder pursuant to the Reverse Stock Split.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, holders of our common stock who otherwise would be entitled to receive fractional shares of our common stock because they hold a number of shares of our common stock prior to the Reverse Stock Split that is not evenly divisible by five will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole post-split share. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of common stock is not clear. It may be possible that holders of our common stock who receive an additional fraction of a share of common stock will recognize gain, which may be characterized as either a capital gain or dividend, to the extent of the value of the fraction of a share received.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

As disclosed in our proxy statement for our 2016 Annual Meeting of Shareholders dated April 18, 2016:

Any proposals that shareholders intend to present for a vote of shareholders at the 2017 Annual Meeting of Shareholders, and that such shareholders desire to have included in our proxy statement and form of proxy relating to that meeting, must be sent to our principal executive office, marked to the attention of Wanda J. Blow, and received at such office on or before December 19, 2016. Proposals received after December 19, 2016 will not be considered for inclusion in our proxy materials for our 2017 Annual Meeting. A determination as to whether we will oppose inclusion of any proposal in our proxy statement and form of proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the SEC.

In addition, if a shareholder intends to present a matter for a vote at the 2017 Annual Meeting, other than by submitting a proposal for inclusion in our proxy statement for that meeting, the shareholder must give timely notice in accordance with SEC rules. To be timely, a shareholder’s notice must be sent to our principal executive office, marked to the attention of Wanda J. Blow, and received at such office on or before March 3, 2017. Such notice should set forth: (i) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and (ii) the name and record address of the shareholder, the class and number of shares of our capital stock that is beneficially owned by the shareholder, and any material interest of the shareholder in such business. For notices that are not timely filed, we retain discretion to vote proxies we receive. For notices that are timely filed, we retain discretion to vote proxies we receive provided: (a) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion; and (b) the proponent fails to (x) provide us with a written statement, on or before March 3, 2017, that the proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal, (y) include the same statement in its proxy materials filed with the SEC, and (z) immediately after soliciting the percentage of shareholders required to carry the proposal, provide us with a statement from any solicitor, or other person with knowledge, that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of shares.

OTHER MATTERS; DISCRETIONARY AUTHORITY

As of the date of this proxy statement, we know of no matters other than those referred to in the accompanying Notice of Special Meeting of Shareholders that may properly come before the Special Meeting. However, if any other matter should be properly presented for consideration and voting at the Special Meeting, it is the intention of the named proxy holders to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in our best interest.

All shareholders are encouraged to sign, date, and return their proxy submitted with this proxy statement as soon as possible in the envelope provided. If a shareholder attends the Special Meeting, then he or she may revoke his or her proxy and vote in person.

REQUESTS FOR DIRECTIONS TO OUR SPECIAL MEETING

The 2016 Special Meeting of Shareholders will be held in in the training center of the Company’s principal offices, located at 5987 U.S. 301 South, Four Oaks, North Carolina, on Tuesday, November 8, 2016, at 10:00 a.m., local time. Requests for directions to the meeting location may be directed to Wanda J. Blow, Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177).

By Order of the Board of Directors
[●], 2016
Ayden R. Lee, Jr.
Chairman

Appendix A
Articles of Amendment to
Articles of Incorporation of
Four Oaks Fincorp, Inc.

Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.    The name of the corporation is Four Oaks Fincorp, Inc.

2.    The Articles of Incorporation of the corporation are hereby amended as follows:

Article III, Section (a) of the Articles of Incorporation is hereby deleted in its entirety and is replaced with the following:

“(a)    Common Stock.     The corporation shall have the authority to issue sixteen million (16,000,000) shares of common stock with a par value of One Dollar ($1.00) per share.

At _______, Eastern Time, on __________, 2016 (the “Effective Time”), each five (5) shares of common stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. To the extent that any shareholder shall be deemed after the Effective Time as a result of these Articles of Amendment to own a fractional share of common stock, such fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall, automatically and without the necessity of presenting the same for exchange, thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

3.    The foregoing amendment was approved by, and proposed and recommended to the corporation’s shareholders by, the Board of Directors on [●], 2016, and approved by the shareholders on [●], 2016 in accordance with the provisions of Chapter 55 of the North Carolina General Statutes.

4.    These Articles of Amendment will become effective at _______, Eastern Time, on ____________, 2016.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ___________, 201__.

FOUR OAKS FINCORP, INC.

By:   /s/

REVOCABLE PROXY - FOUR OAKS FINCORP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FOUR OAKS FINCORP, INC.
FOR THE 2016 SPECIAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Ayden R. Lee, Jr. and David H. Rupp as proxies, each with the full power of substitution to represent the undersigned and to vote all of the shares of stock in Four Oaks Fincorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of said Company to be held in the training center of the Company’s principal offices, located at 5987 U.S. 301 South, Four Oaks, North Carolina on Tuesday, November 8, 2016 at 10:00 a.m., and any adjournments thereof (1) as hereinafter specified upon the proposal listed below as more particularly described in the Company’s proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof. In order to vote for the proposal, place an X in the appropriate box provided on the reverse side.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” PROPOSAL #1, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Special Meeting Materials are available at: www.investorvote.com/FOFN.

IMPORTANT SPECIAL MEETING INFORMATION

Electronic voting instructions
Available 24 hour a day, 7 days a week
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., EST, on November 8, 2016.
Vote by Internet:

•	Go to www.investorvote.com/FOFN

•	Or scan the QR code with your smartphone

•	Follow the steps outlined on the secure website

Vote by telephone:

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card                         Control number

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposal - The Board of Directors recommends a vote FOR Proposal 1

1.	To approve an amendment to the Articles of Incorporation to effect a one-for-five reverse stock split of the Company’s authorized, issued and outstanding common stock.

[ ]     FOR         [ ]     AGAINST        [ ]     ABSTAIN

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B Non-Voting Items

Change of Address - Please print your new address below:

Comments - Please print your comments below:

Meeting Attendance: Mark the box to the right if you plan to attend the Special Meeting    [ ]

C Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below

NOTE: Please sign your name exactly as it appears on this card. When signing for a corporation or partnership, or as agent, attorney, trustee, executor, administrator, or guardian, please indicate the capacity in which you are signing. In the case of joint tenants, each joint owner must sign.

Date (mm/dd/yyyy) - Please print date below
________________________

Signature 1 - Please keep signature within the box.      ________________________

Signature 2 - Please keep signature within the box.     ________________________